EXHIBIT 10.1

                       BOUCHARD FRIEDLANDER & MALONEYHUSS
                           A PROFESSIONAL CORPORATION
                                   SUITE 1102
                               222 DELAWARE AVENUE
                           WILMINGTON, DELAWARE 19801
                                 (302) 573-3500
                               FAX (302) 573-3501

ANDRE G. BOUCHARD                                           HOWARD M. HANDELMAN
JOEL FRIEDLANDER                                              SPECIAL COUNSEL
MARY M. MALONEYHUSS

                                November 27, 1998

VIA FACSIMILE

Mr. Henry Dubbin
10155 Collins Avenue
Apartment 607
Bal Harbour, FL 33154

                  Re:      FEE PAYMENT AGREEMENT

Dear Henry:

                  This letter reflects the agreement we have reached for paying the outstanding bills that Oak Tree Medical Systems, Inc. ("Oak Tree") owes to Bouchard Friedlander & MaloneyHuss, P.A. ("BF&M"). The current balance owed is $49,351.55 (the "Outstanding balance"). The terms of our agreement are as follows:

         1. Oak Tree will convey 20,000 shares of Oak Tree common stock, free of any trading restrictions (the "Oak Tree Shares"), to BF&M by delivering such shares, on or before December 4, 1998, to a brokerage account to be opened by BF&M with Roney & Co. so that such shares are available for trading beginning December 7, 1998.

         2. BF&M agrees not to sell more than 3,000 of Oak Tree Shares per week without obtaining Oak Tree's prior approval.

         3. If, at such time as BF&M has sold all of the Oak Tree Shares, the amount of proceeds, net of all commissions and expenses, received by BF&M in connection with the sale of the Oak Tree Shares (the "Net Proceeds") is less than the Outstanding Balance, Oak Tree will pay to BF&M, within three business days of receipt of a notice from BF&M requesting such payment, cash in the amount of the difference between the Outstanding Balance and the Net Proceeds.


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Mr. Henry Dubbin
November 27, 1998
Page 2


         4. If the Net Proceeds exceed the Outstanding Balance, BF&M will be entitled to retain the full amount of the Net Proceeds.

                  If you are in agreement with the foregoing terms, please sign below accepting such terms on behalf of Oak Tree and return a copy of this agreement to me via facsimile and the original by mail. Thank you for your attention to this matter.

                                                     Very truly yours,

                                                     /s/ ANDRE G. BOUCHARD
                                                     ---------------------
                                                     Andre G. Bouchard

ACKNOWLEDGED
AND AGREED:

Oak Tree Medical Systems, Inc.

/s/ HENRY DUBBIN
------------------------
By: Henry Dubbin
    Chairman of the Board